Exhibit 10.4

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
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In re:	:	Chapter 11
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Aegerion Pharmaceuticals, Inc., et al.,(1)	:	Case No. 19-11632 (MG)
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Debtors.	:	(Jointly Administered)
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ORDER AUTHORIZING IMPLEMENTATION OF (A) KEY

EXECUTIVE INCENTIVE PLAN, AND (B) KEY EMPLOYEE RETENTION PLAN

Upon the motion (the “Motion”)(2) of the debtors and debtors in possession in the above-captioned cases (collectively, the “Debtors”) for an order (this “Order”), pursuant to sections 363(b) and 503(c) of the Bankruptcy Code and Bankruptcy Rule 6004, authorizing the implementation of the Debtors’ (a) key executive incentive plan (the “KEIP”) and (b) key employee retention plan (the “KERP”), as more fully described in the Motion [ECF No. 59]; and upon the declaration of John R. Castellano filed in support of the Motion [ECF No. 59, Ex. B]; and the Debtors having filed a statement in support of the Motion (the “Statement”) [ECF No. 178]; and upon the supplemental declaration of John R. Castellano in support of the Motion [ECF No. 178, Ex. A]; and this Court having jurisdiction to consider the Motion pursuant to 28 U.S.C. §§ 157 and 1334; and this being a core proceeding pursuant to 28 U.S.C. § 157(b); and venue of these cases and the Motion in this district being proper pursuant to 28 U.S.C. §§ 1408 and 1409; and due and sufficient notice of the Motion having been given, and it appearing that no other or further notice need be provided; and a hearing having been held on July 11, 2019 to consider the relief requested in the Motion (the “Hearing”); and upon the record of the Hearing

(1)                                 The Debtors in these chapter 11 cases and the last four digits of each Debtor’s federal taxpayer identification number are Aegerion Pharmaceuticals, Inc. (0116), and Aegerion Pharmaceuticals Holdings, Inc. (1331). The Debtors’ executive headquarters are located at 245 First Street, Riverview II, 18th Floor, Cambridge, MA 02142.

(2)                                 Capitalized terms used but not defined herein shall have the meanings given to them in the Motion.

and all of the proceedings held before the Court; and the Court having found and determined that the relief sought in the Motion is in the best interests of the Debtors, their estates, their creditors, and other parties in interest; and after due deliberation and sufficient cause appearing therefor, it is hereby

ORDERED that:

1.             The Motion is granted to the extent set forth herein.

2.             The KEIP (as modified as reflected in the Statement) is approved.

3.             The KERP (as modified as reflected in the Statement) is approved.

4.             The Debtors are authorized, pursuant to sections 363(b) and 503(c) of the Bankruptcy Code, to take all actions necessary to implement the KEIP and KERP on the terms and conditions set forth in the Motion in the ordinary course, including, but not limited to, making payments pursuant to the terms of the KEIP and KERP.

5.             The Debtors are authorized to make KEIP Payments to Novelion pursuant to the amended Shared Services Agreements, subject to the terms of this Order and the Interim Order (I) Authorizing the Debtors to Continue Operating Under the Terms of the Shared Services Agreements, as Amended, and (II) Granting Related Relief [ECF No. 151] (the

“Interim Shared Services Order”).

6.             Notwithstanding anything to the contrary in the Motion, the declarations filed in support of the Motion, the Statement or this Order, the Official Committee of Unsecured Creditors (the “Committee”) reserves all rights to review, investigate and/or challenge any prepetition payments made pursuant to the KEIP and KERP, including without limitation any rights or claims arising under chapter 5 of the Bankruptcy Code.

7.             Pursuant to the Interim Shared Services Order, the Committee shall have the right to object to any payments made thereunder, including any payments made on account of the Novelion KEIP, provided that such objections shall be filed by the Committee by the date that is no later than the Committee Challenge Deadline (as defined in the Final DIP Order), as may be extended in accordance therewith.

8.             Bankruptcy Rule 6004(a) is waived for the purposes of the Motion, and notwithstanding any applicability of Bankruptcy Rule 6004(h), the terms and conditions of this Order shall be immediately effective and enforceable upon its entry.

9.             The Debtors are authorized to take all steps reasonable and necessary to carry out this Order.

10.          Notwithstanding anything to the contrary in this Order, any payment made, or authorization contained, hereunder shall be subject to the requirements imposed on the Debtors under any debtor-in-possession financing and/or cash collateral order.

11.          This Court shall retain jurisdiction to hear and determine all matters arising from or related to the implementation or interpretation of this Order.

IT IS SO ORDERED.

Dated: July 11, 2019
New York, New York

/s/ Martin Glenn
MARTIN GLENN
United States Bankruptcy Judge